Exhibit 10.6

To: Bio-Matrix Scientific Group, Inc.

From: Blackbriar Partners

Date: Nov 1, 2016

Blackbriar Partners (“BB”) hereby forgives all accrued interest on amounts lent by BB to Bio-Matrix Scientific Group, Inc. BB may lend further amounts at my discretion (“Further Amounts”). Further Amounts shall accrue no interest and shall be playable upon BB’s demand.

Sincerely,

/s/ David Koos

David R. Koos

Chairman & CEO

Blackbriar Partners Inc.